UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2010
Date of earliest event reported

OCZ TECHNOLOGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119
(Address of Principal Executive Offices)

(408) 733-8400
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, holders of a majority of the outstanding stock of OCZ Technology Group, Inc. ( “OCZ”), by written consent, elected to OCZ’s Board of Directors (the “Board”) Messrs. Adam Epstein, Richard L. “Dick” Hunter and Sunit Saxena, all of whom have been determined to be independent directors. Messrs. Epstein, Hunter and Saxena will serve as a Class I director, Class II director and Class III director, respectively, effective as of March 23, 2010. All three new directors will serve on OCZ’s Audit Committee, of which Mr. Saxena will serve as Chairman. In addition, each of Messrs. Epstein and Hunter will serve on OCZ’s Remuneration and Nominating and Governance Committees.

Mr. Epstein, age 44, is the founding principal of Third Creek Advisors, LLC, which provides corporate finance advice to management and directors of small companies. He has been with that firm since January 2010. From 2003 to 2009, Mr. Epstein was a principal at Enable Capital Management, LLC, an investment firm that provides growth financing to publicly-traded companies and which he co-founded. Mr. Epstein previously held managerial roles with Surge Components, Inc., MailEncrypt, Inc., Tickets.com, Inc., and Achilles' Wheels, Inc. Mr. Epstein started his career as an attorney at the law firm of Brobeck, Phleger & Harrison. He received a bachelor’s degree, cum laude, from Vassar College, and a J.D. from Boston University.

Mr. Hunter, age 57, since 2008 has been a partner with Daylight Partners, a venture capital firm. From 1998 to 2008, Mr. Hunter was with Dell, Inc., a computer manufacturer and services company, where he most recently served as Vice President of Consumer Technical Support and Customer Service and was responsible for managing over 14,000 customer service agents. For seven years, Mr. Hunter led Dell’s Americas manufacturing operations. Mr. Hunter previously served in managerial roles with Matco Electronics, Texas Instruments, Incorporated, Ericcson/General Electric, Ryan Homes, Exide Electronics and General Electric Company. He currently serves on the boards of several privately held companies. Mr. Hunter received a bachelor’s degree in mechanical engineering from Georgia Tech.

Mr. Saxena, age 51, in 2002 co-founded Altierre Corporation, a privately-held provider of wireless solutions for large retail chains, including sensors, digital display tags and signage, and has served since then as its President and Chief Executive Officer. He previously held managerial roles in several companies, including Alliance Semiconductor Corporation and Sandcraft, Inc. Mr. Saxena holds a master’s degree in computer engineering from Syracuse University and a master’s degree in solid state physics from the Indian Institute of Technology in Delhi, India.

OCZ’s compensation for Board service for the new directors will be as follows: $5,000 as a quarterly stipend; $1,000 per meeting of the Board if he attends in person; $500 per meeting of the Board if he attends via telephone; $5,000 annually if he serves on the Audit Committee; $2,500 annually for each of the Board committee; and $7,500 annually for being a chair of any of the Board committees. In addition, each of the new directors will receive options to purchase up to 110,000 shares of common stock at an exercise price to be valued at fair market value as determined by the Board at the meeting immediately following the appointment. The options will vest ratably monthly over a thirty-six month period.

Item 8.01 Other Events

On March 29, 2010, OCZ issued a press release announcing the appointment of the new directors to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein as furnished but not filed.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press release of OCZ Technology Group, Inc. issued March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Ryan M. Petersen
Ryan M. Petersen President & Chief Executive Officer